UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2024 (July 2, 2024)

SiteOne Landscape Supply, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37760	46-4056061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Colonial Parkway, Suite 600 Roswell, Georgia	30076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(470) 277-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	SITE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

SiteOne Landscape Supply, Inc. (the “Company”) announced that certain of its subsidiaries have entered into the Second Amendment to the Second Amended and Restated Credit Agreement, dated as of July 2, 2024 (the “Second Amendment”), by and among SiteOne Landscape Supply Holding, LLC (“Holding”), SiteOne Landscape Supply, LLC (the “OpCo Borrower” and, together with Holding, the “Borrowers”), the several banks and other financial institutions party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Administrative Agent”) that amends and restates the Second Amended and Restated Credit Agreement, dated as of March 23, 2021 (as amended, restated, supplemented or otherwise modified prior to the effectiveness of the Second Amendment, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by the Second Amendment, the “Credit Agreement”), among the Borrowers, the several banks and other financial institutions party thereto from time to time and the Administrative Agent. The Second Amendment provides for an aggregate principal amount of approximately $393 million in term loans (“Tranche B Term Loans”), and makes certain other changes to the Existing Credit Agreement. Proceeds of the Tranche B Term Loans were used, among other things, (i) to repay in full the Initial Term Loans (as defined in the Credit Agreement) outstanding under the Existing Credit Agreement immediately prior to the effectiveness of the Second Amendment, (ii) to pay fees, costs and expenses related to the foregoing transactions and (iii) to finance the working capital, capital expenditures, business requirements and for general corporate purposes of Holding and its subsidiaries.

The Tranche B Term Loans bear interest, at Holding’s option, at either (i) Term SOFR (as defined in the Credit Agreement) plus an applicable margin equal to 1.75% per annum (with a Term SOFR floor of 0.50%) or (ii) an alternative base rate plus an applicable margin equal to 0.75% per annum. Voluntary prepayments of the Tranche B Term Loans are permitted at any time, in minimum principal amounts, without premium or penalty, subject to a 1.00% premium payable in connection with certain repricing transactions within the first six-months after the date of effectiveness of the Second Amendment. The Tranche B Term Loans will mature on March 22, 2030.

The foregoing summary is qualified in its entirety by reference to the text of the Second Amendment and the Credit Agreement, which are filed as Exhibit 10.1 hereto and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations under the Credit Agreement is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to the Second Amended and Restated Credit Agreement, dated as of July 2, 2024, by and among SiteOne Landscape Supply Holding, LLC, SiteOne Landscape Supply, LLC, the several banks and other financial institutions party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEONE LANDSCAPE SUPPLY, INC.

By:	/s/ Briley Brisendine
	Name:	Briley Brisendine
	Title:	Executive Vice President, General Counsel and Secretary

Date: July 2, 2024